Memorandum of Understanding between
                 the University Business Center and IQ Biometirx

This Memorandum of Understanding (MOU) is entered into by and between IQ Biometrix hereinafter referred to as IQ and the University Business Center hereinafter referred to as UBC.

The purpose: to develop multimedia content for the on-line delivery of IQ Biometirx's training program to law enforcement officers across the country. Described below are the services to be provided by the UBC and IQ for the duration of this project starting August 1, 2002 until September 30, 2002.

Project Objective: to develop two multimedia training modules based on the content provided by IQ.

Scope of the Project:
     Two modules will be developed with learning subsections. Course content will be based on the current IQ face-to-face training. Video segments along with power point slides will be developed for each section. The course content will be uploaded to IQ's web site where it will be streamed to participants that will have passwords and logins to access the materials. The web site will also have a pdf file with all the content available for download.

Project Timeline:
The development and production of the modules will commence in August with September 30, launch date (contingent upon the IQ trainers availability).

The term of this agreement will begin upon signature of the MOU by authorized representatives and will extend through the time required for the UBC's production cost recovery or no later than August 31, 2003.

Therefore, the UBC agrees to:

1.       Produce the multimedia modules for the IQ's training content;

2. Provide necessary expertise and resources for completion of the project to meet the project objective state above;

3.       Provide the facilities for the development of the multimedia content;

4.       Assist in fine tuning of the current content;

IQ agrees to:

1. Provide the content materials and other requested information in a timely manner;

2.       Upload the develop content onto IQ's web site;

3. Pay the UBC $35 per student until the 50% of the production costs have been recovered; Schedule by Task
This agreement represents the development of the multimedia content by the UBC for IQ and may only be modified with 30 days written notice. The parties agree that IQ will pay 50% ($5,000) of the project cost after the development of the modules have been completed and the remaining 50% ($5,000) will be paid from the course fee from each student ($35 per student).

In witness thereof, the parties have caused their authorized representatives to execute this agreement on this day, August 1, 2002.

University Business Center


Amy Chubb                                        Emil Milevoj
Director                                         Business Development Specialist


IQ Biometrix



Greg J. Micek                                        Sylvie Lariviere
Chief Financial Officer                              Executive Vice-President